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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-103451) and related Prospectus of Cal Dive International, Inc. for the registration of 7,486,907 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 2003, with respect to the consolidated financial statements as of and for the year ended December 31, 2002 of Cal Dive International, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP




Houston, Texas
April 25, 2003